Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New Peoples Bankshares, Inc.

Honaker, Virginia

We consent to the incorporation by reference in the Registration Statement (No. 333-129550) of New Peoples Bankshares, Inc. on Form S-8 of our report dated March 24, 2014 on the consolidated financial statements of New Peoples Bankshares, Inc. as of December 31, 2013 and the year then ended, which report appears in this December 31, 2013 annual report on Form 10-K of New Peoples Bankshares, Inc.

/s/ Elliott Davis, LLC

Richmond, Virginia

March 24, 2014